                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                SkyWest, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                SkyWest, Inc.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                 SKYWEST, INC.

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held August 8, 1995

                       ---------------------------------



To the Shareholders of
SKYWEST, INC.:

         The Annual Meeting of Shareholders of SkyWest, Inc. will be held at the SkyWest Corporate Offices, 444 South River Road, St. George, Utah 84790, on Tuesday, August 8, 1995, at 11:00 a.m. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

         (1) To elect nine members of the Board of Directors, each to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

         (2) To approve the SkyWest AllShare Incentive Stock Option Plan.

         (3) To approve the SkyWest, Inc. 1995 Employee Stock Purchase Plan.

         (4) To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending March 31, 1996.

         (5) Such other matters as may properly come before the meeting.

         The Board of Directors has fixed the close of business on June 30, 1995 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. The Board of Directors intends to nominate the following as directors:

                  Jerry C. Atkin                Ian M. Cumming
                  J. Ralph Atkin                Henry J. Eyring
                  Sidney J. Atkin               Steven F. Udvar-Hazy
                  W. Martin Braham              Hyrum W. Smith
                  Mervyn K. Cox

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Eric D. Christensen
DATED:  July 7, 1995                   Corporate Secretary

                                   IMPORTANT

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                                  SKYWEST, INC.
                              444 South River Road
                             St. George, Utah 84790

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------


                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 8, 1995

                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of SkyWest, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock, no par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Tuesday, August 8, 1995, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about July 7, 1995.

         The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying material. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                     VOTING

         The Board of Directors has fixed the close of business on June 30, 1995 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 10,322,132 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

PROXIES

         Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the nine director nominees; FOR the approval of the SkyWest AllShare Incentive Stock Option Plan; FOR the approval of the SkyWest, Inc. 1995 Employee Stock Purchase Plan; FOR the ratification of the appointment by the Board of Directors of Arthur Andersen LLP, to be the independent auditor of the Company for the fiscal year ending March 31, 1996; and, in the discretion of the proxy holder, as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

VOTE REQUIRED

         The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Annual Meeting. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record at the Record Date. In the election of directors, shareholders will not be allowed to cumulate their votes. The nine nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The approval of the SkyWest AllShare Incentive Stock Option Plan and the SkyWest, Inc. 1995 Employee Stock Purchase Plan, the ratification of the selection of an independent auditor, and any other matter presented for approval by the shareholders will be approved, in accordance with Utah law, if the votes cast in favor of a matter exceed the votes cast opposing such matter. As a result, abstentions and broker non-votes will not affect the outcome of any matter.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

         Following the Annual Meeting, the Board of Directors shall consist of nine directors all of whom will be elected at the Annual Meeting. Such directors will serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Shareholders do not have cumulative voting rights in the election of directors (each shareholder is entitled to vote one vote for each share held for each director). Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election as directors of the persons identified as nominees for directors in the table below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be designated by the Board of Directors. The Board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

NOMINEES FOR DIRECTORS AND DIRECTORS

         The following table sets forth information about each nominee for election as a director and each person presently serving as a director who has not been nominated for reelection:

         NOMINEES.

         JERRY C. ATKIN, 46, joined the Company in July 1974 as Director of Finance. In 1975, he assumed the office of President and Chief Executive Officer. He was elected Chairman in 1991. Prior to employment by the Company, Mr. Atkin was employed by a public accounting firm, and is a certified public accountant. Mr. Atkin is a board member of Blue Cross Blue Shield of Utah, a medical insurance company. He is also a member of the Board of Zions Bancorporation, a Utah bank holding company. Mr. Atkin has served as a director of the Company since 1974.

         J. RALPH ATKIN, 52, was the founder of the Company and served as President and Chief Executive Officer from 1972 to 1975. He served as Chairman of the Board of Directors from 1972 to 1991. From 1984 to 1988, he served as Senior Vice President of the Company. From 1987 to March 1991, he was President and director of Airfax Express, Inc., a Utah trucking company. In May, 1991, a petition under the federal bankruptcy laws was filed by Airfax Express, Inc. From March 1991 to January 1993, he was Director of Business and Economic Development for the State of Utah. Mr. Atkin is currently the Chief Executive Officer of EuroSky, a regional airline in Austria. Mr. Atkin is also a director of Fairchild Aircraft Incorporated and Fairchild Aircraft Services Incorporated. Mr. Atkin has served as a director of the Company since 1972.

         SIDNEY J. ATKIN, 60, was elected Vice Chairman in 1988. For more than the past five years, Mr. Atkin has been President of Sugarloaf Corp., a Utah corporation involved in the operation of restaurants and motels. Mr. Atkin is a member of the Dixie College Board of Trustees. Mr. Atkin has served as a director of the Company since 1973.

         W. MARTIN BRAHAM, 50, was appointed to the Company's Board of Directors in 1994. Mr. Braham is Delta Air Lines Inc.'s designee to the Company's Board of Directors which is provided for in an agreement with Delta Air Lines Inc. ("Delta"). Mr. Braham has been Senior Vice President--Airport Customer Service for Delta since March 1993. He has served in various other capacities at Delta since 1969, including Assistant Vice President--Stations, Assistant Vice President--International Airport Customer Service and Vice President--Airport Customer Service.

         MERVYN K. COX, 58, has been for more than the past five years an orthodontist engaged in private practice, and has also engaged in the development and management of real estate. Mr. Cox has served as a director of the Company since 1974.

         IAN M. CUMMING, 54, has been since 1978 Chairman of Leucadia National Corporation, a publicly held, diversified financial services holding company principally engaged in personal and commercial lines of property and casualty insurance, life and health insurance, banking and lending, manufacturing and the trading stamps business. He has served as a director of the Company since 1986. Mr. Cumming is also a director of MK Gold Company and Allcity Insurance Company, both of which are public companies.

         HENRY J. EYRING, 31, has been employed since 1989 by Monitor Company, a strategy consulting firm based in Cambridge, Massachusetts, and is currently manager of corporate and country relationships. He has also worked in the firm's corporate consulting practice and in the firm's "Office of the Chairman," managing internal operations.

         STEVEN F. UDVAR-HAZY, 49, is currently President, Director and Chief Executive Officer of International Lease Finance Corporation, a wholly-owned subsidiary of American International Group, Inc., which leases and finances commercial jet aircraft worldwide. Mr. Udvar-Hazy has been engaged in aircraft leasing and finance for 31 years. He has served as a director of the Company since 1986.

         HYRUM W. SMITH, 51, is co-founder, Chief Executive Officer and Chairman of Franklin Quest, a public company in business to help people gain control over their lives and increase their productivity. Mr. Smith has served as the Chief Executive Officer of Franklin Quest since April 1991. Mr. Smith was Senior Vice President of Franklin Quest from December 1984 to April 1991.

         DIRECTORS.

         BRENT V. ATKIN, 43, is an Officer, Director and General Manager of Rudger C. Atkin, Inc., a corporate cattle ranch located in southern Utah and northern Arizona, positions he has held for more than the past five years. Mr. Atkin has served as a director of the Company since 1980 and his current term ends in 1995.

         LEE C. ATKIN, 62, is involved in the management of real estate, farming, recreational and ranching investments. Mr. Atkin was a dentist in St. George, Utah for 32 years prior to his retirement in 1992. He has served as a director of the Company since 1975 and his current term ends in 1995.

         DELL C. STOUT, 61, has been President of Stout Home Furnishings, a Hurricane, Utah company engaged in the sale of home furnishings and appliances, for more than the past five years. He is also the President and Chief Executive Officer of Stout Investments, a land development company. Mr. Stout has served as a director of the Company since 1975 and his current term ends in 1995.

         MEETINGS AND COMMITTEES. During the fiscal year ended March 31, 1995 ("fiscal 1995"), the Board of Directors held five meetings. All members attended at least 75% of all board meetings and applicable committee meetings except for Ian M. Cumming. The Board of Directors has a Compensation Committee that approves board fees and the Company's officers' compensation, except compensation for the CEO which is approved by the Board of Directors upon recommendation of the Compensation Committee. The Compensation Committee also recommends for approval by the Board of Directors the amount of contributions to the employees' retirement plan. The members of the Compensation Committee are J. Ralph Atkin, Brent V. Atkin, Steven F. Udvar-Hazy and W. Martin Braham. The Compensation Committee met three times during fiscal 1995. The Board of Directors has an Audit Committee that reviews the auditor reports and recommendations and interviews and makes recommendations to the Board of Directors for the selection of the Company's independent auditors. The members of the Audit Committee are Sidney J. Atkin, Dell C. Stout, Mervyn K. Cox and Lee
C. Atkin. The Audit Committee met twice during fiscal 1995. The Board of Directors has a Nominating Committee which recommends to the Board of Directors nominees for election. The Nominating Committee will consider nominees recommended by shareholders if submitted in writing to the Committee. The members of the Nominating Committee are Sidney J. Atkin, Mervyn K. Cox, Ian M. Cumming and W. Martin Braham. The Nominating Committee met three times during fiscal 1995.

         RELATIONSHIPS. J. Ralph Atkin, Sidney J. Atkin and Lee C. Atkin are brothers. Jerry C. Atkin and Brent V. Atkin are the nephews of J. Ralph Atkin, Sidney J. Atkin and Lee C. Atkin.

                               EXECUTIVE OFFICERS

         In addition to Jerry C. Atkin, certain information is furnished with respect to the following executive officers of the Company:

         RON B. REBER, 41, joined the Company in 1977 and has served in various capacities, including Vice President--Sales and Market Planning for SkyWest Airlines, Inc. and Senior Vice President-Customer Service and Marketing. He is currently Executive Vice President and Chief Operating Officer with general responsibility for customer service agents, market development, flight schedules, pricing, flying operations and maintenance. He also serves as President of National Parks Transportation, Inc., a wholly-owned subsidiary of the Company.

         BRADFORD R. RICH, 34, joined the Company in 1987 as Corporate Controller. He was previously employed with a public accounting firm and is a certified public accountant. He is currently Executive Vice President, Chief Financial Officer and Treasurer, with responsibility for financial accounting, treasury, public reporting, investor relations, internal audit and management information systems.

         CLIFFORD N. LANGNESS, 49, has served as President of Scenic Airlines, Inc., a wholly-owned subsidiary of the Company, since April 1992. Mr. Langness was the Vice President and General Manager of Scenic Airlines, Inc. from April 1985 until April 1992.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the other executive officers whose annual salary and bonus exceeded $100,000 (collectively the "Named Executive Officers").

                                                   ANNUAL COMPENSATION                LONG TERM
                                                                                    COMPENSATION
                                  ----------------------------------------------    ------------
                                                                  OTHER ANNUAL         OPTIONS         ALL OTHER
      NAME AND POSITION           YEAR     SALARY     BONUS      COMPENSATION(1)       GRANTED      COMPENSATION(2)
- -------------------------         ----    --------   --------    ---------------       -------      ---------------
Jerry C. Atkin                     F95    $185,999   $127,000        $36,753           25,000            6,260
  Chairman, President and          F94     170,036    280,000         24,411           25,000            2,844
  Chief Executive Officer          F93     168,157    128,716         15,097           21,750            3,862

Ron B. Reber                       F95      88,357     50,000         15,599            8,000            2,695
  Executive Vice President         F94      79,828    110,000         10,538            7,000            1,371
  and Chief Operating Officer      F93      80,617     48,859          7,178            7,500            1,453

Bradford R. Rich                   F95      88,822     50,000         15,882            8,000            2,777
   Executive Vice President and    F94      82,360    110,000         10,858            7,000            1,367
   Chief Financial Officer         F93      77,290     51,859          6,858            7,500              990

Clifford N. Langness               F95     100,915     18,638          9,839            8,000            2,801
   President of Scenic Airlines    F94      99,558     31,339         10,951            7,000            1,488
                                   F93      73,529     38,986          7,791            7,500            1,121


- ---------------------------

(1) Consists of deferred compensation payments made pursuant to the Executive Deferred Compensation Plan (the "Plan"). See "Report of the Compensation Committee--Executive Deferred Compensation Plan."

(2) Consists of the Company's contributions to the Company's 401(k) plan that were allocated to the accounts of the Named Executive Officers in the 1995 fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth individual grants of stock options made to the Named Executive Officers during the fiscal year ended March 31, 1995.


                                                                                              POTENTIAL REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL  RATES OF
                                            PERCENT OF TOTAL                                  STOCK PRICE APPRECIATION FOR
                                            OPTIONS GRANTED                                            OPTION TERM
                                OPTIONS     TO EMPLOYEES IN    EXERCISE      EXPIRATION       -----------------------------
           NAME                GRANTED(1)     FISCAL YEAR       PRICE           DATE                 5%             10%
- -------------------------      ----------   ----------------   --------      ----------       --------------   ------------
Jerry C. Atkin...........        25,000          12.6%          $33.25        03/31/00           $282,705        $641,360

Ron B. Reber.............         8,000           4.0            33.25        03/31/00             90,465         205,235

Bradford R. Rich.........         8,000           4.0            33.25        03/31/00             90,465         205,235

Clifford N. Langness.....         8,000           4.0            33.25        03/31/00             90,465         205,235


- ---------------------------

(1) All options granted are Incentive Stock Options granted under the Company's Amended and Combined Incentive and Nonstatutory Stock Option Plan. All of the options first become exercisable on April 1, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

         The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on March 31, 1995 and the value realized upon the exercise of options during the fiscal year ended March 31, 1995.

                                                                        NUMBER OF         VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS AT
                                                                       AT FY-END(#)           FY-END($)(3)
                                                                   -------------------   -----------------------
                               SHARES ACQUIRED          VALUE        EXERCISABLE(2)/          EXERCISABLE/
           NAME                ON EXERCISE(#)      REALIZED($)(1)     UNEXERCISABLE           UNEXERCISABLE
- ---------------------------    ---------------     --------------  -------------------   -----------------------
Jerry C. Atkin.............             0             $      0        64,750/25,000            $402,716/$0

Ron B. Reber...............             0                    0         14,500/8,000             $70,313/$0

Bradford R. Rich...........             0                    0         14,500/8,000             $70,313/$0

Clifford N. Langness.......        13,500              428,520          7,000/8,000                  $0/$0


- ---------------------------

(1) Calculated based on the difference between the exercise price and the value of the shares as of the date acquired.

(2) Includes options exercisable within 60 days of the end of the Company's fiscal year.

(3) Calculated based on the difference between the exercise price and the price of a share of the Company's Common Stock on March 31, 1995. The price of the Common Stock of the Company on March 31, 1995 was $14.38 as reported on the NASDAQ Stock Market/National Market System.

                        COMPENSATION COMMITTEE INTERLOCKS

         J. Ralph Atkin served as a Chairman of the Compensation Committee during the fiscal year ended March 31, 1995. Mr. Atkin was the founder of the Company and served as President and Chief Executive Officer from 1972 to 1975. Mr. Atkin also served as Senior Vice President of the Company from 1984 to 1988.

DIRECTOR'S COMPENSATION

          Beginning in August 1995, all directors, except Jerry C. Atkin, will receive a fee of $1,000 for each Board meeting and $500 for each committee meeting and $16,000 as an annual retainer. Committee chairmen also will receive an additional $500 for each meeting.

                      REPORT OF THE COMPENSATION COMMITTEE

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate by reference, in whole or in part, subsequent filings including, without limitation, this Proxy Statement, the following Report of the Compensation Committee and the Performance Graph set forth on page 9 hereof shall not be deemed to be incorporated by reference into any such filings.

          The Securities and Exchange Commission's ("SEC") rules addressing disclosure of executive compensation in proxy statements require the Compensation Committee to include in this Proxy Statement a report from the Compensation Committee addressing, with respect to the most recently completed fiscal year, (a) the Company's policies regarding executive compensation generally, (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer, Jerry C. Atkin, and (c) any relationship between such compensation and the Company's performance.

          The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is responsible for establishing the policies governing the Company's compensation program and the amount of compensation for each of the Company's executive officers. The Compensation Committee is currently composed of the Company's four (4) independent directors and has oversight responsibility for all executive compensation and executive benefit programs of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Company's Board of Directors regularly reviews and approves decisions with respect to compensation of the Company's officers and other employees. The Board of Directors has appointed four (4) of its independent, nonemployee members to serve on the Compensation Committee and has empowered the committee to:

          - Recommend to the Board compensation for the CEO, including under the incentive/bonus plan;

          -     Approve all other officers' compensation;

          -     Approve Company-wide and officer incentive/bonus plans;

          -     Recommend to the Board profit sharing/retirement contributions;

          -     Review Company compensation packages as a whole;

          - Administer the Company's Amended and Combined Incentive and Nonstatutory Stock Option Plan;

          -     Administer the Company's AllShare Incentive Stock Option Plan;
                and

          -     Administer the Company's 1995 Employee Stock Purchase Plan.

          EXECUTIVE COMPENSATION POLICIES.

          The Company's executive compensation policies, as endorsed by the Compensation Committee, have been designed to provide a balanced compensation program that will assist the Company in its efforts to attract, motivate and retain talented executives who the Compensation Committee and senior management believe are important to the Company's long-term financial success. The Company seeks to accomplish this goal by providing a compensation program that, in the judgment of the Compensation Committee and senior management:

          - is competitive with compensation programs offered by the Company's primary competitors and by other comparable companies;

          - integrates certain compensation elements with the Company's financial performance by linking an incentive plan to the Company's return on equity as well as other corporate and operational goals; and

          - links certain compensation elements with an opportunity to own the Company's Common Stock so that its executives will have a personal interest in the increase in share value and, as a result, have common interests with the Company's shareholders.

          The Compensation Committee believes that each of these factors is integrally important to the long-term financial success of the Company. In designing and implementing the individual components of the Company's executive compensation program, the Company seeks a balance among these factors that will vary depending on the level of policy-making and operational responsibility of the executive. The Compensation Committee and senior management annually review the structure of the Company's executive compensation program to ensure that these goals are being accomplished.

          EXECUTIVE COMPENSATION PROGRAM.

          The components of the Company's current executive compensation program include salary and annual cash incentive bonus awards, and long-term incentive plans in the form of stock option plans and deferred compensation plans.

          SALARIES AND CASH INCENTIVE BONUS AWARDS.

          The Compensation Committee establishes the salaries and bonus awards for all officers, except the CEO, whose salary and annual bonus award it recommends for approval by the full Board. The salary and bonus award levels are established and adjusted annually based on factors such as: competitive trends, annual inflation rates, overall financial performance of the Company and individual performance of the executives. The base salary for the executive officers is generally fixed below industry average levels with the opportunity to receive annual bonuses that could make total compensation comparable. The Company's annual bonus awards to its executive officers, some of which are reflected in the Summary Compensation Table, are based on the financial performance of the Company together with subjective and objective performance criteria.

          At the beginning of each fiscal year, the Compensation Committee establishes cash bonus award guidelines which are based on the Company's performance. For fiscal 1995, the Company adopted an incentive plan for all officers, including executive officers, pursuant to which the amount of the bonus was based upon the Company achieving certain levels of performance as measured by return on equity. For example, the Compensation Committee established a bonus range of $20,000 to $76,000 for each Executive Vice President, with the actual amount of the bonus, if any, dependent on the Company's return on equity. The Compensation Committee and the Board of Directors, however, have discretionary authority to vary the amounts or percentages paid based on extraordinary performance, achievement of (or failure to achieve) objectives and other similar factors. For fiscal 1995, bonuses were paid based on the incentive plan as adopted. A separate incentive bonus plan, paid quarterly, was in effect for all other employees employed at least two years.

          EMPLOYEE RETIREMENT PLAN - 401(K).

          The Company maintains the SkyWest Airlines Employee Retirement Plan (the "Retirement Plan") which is a defined contribution plan, for the benefit of employees who have completed at least one year of service with the Company. The Retirement Plan is qualified under Section 401(a) and (k) of the Internal Revenue Code ("Code").

          The Retirement Plan provides for pre-tax participant contributions and matching contributions by the Company, subject to the requirements of Section 401(k) of the Code. The Company may also make discretionary contributions for participants without regard to participant contributions. Matching contributions totaled $1,119,515 and a discretionary contribution of $616,910 was made for fiscal year 1995. The Company's officers are not eligible for matching contributions made by the Company.

          Separate accounts are maintained for all contributions and directed by participants among nine types of investment funds, not including Common Stock of the Company.

          All contributions to a participant's account under the Retirement Plan are nonforfeitable. The Retirement Plan permits certain withdrawals and loans during service. Distributions from the Retirement Plan are made upon termination either in a lump sum or in annual installments over a period of up to ten years (but in no event over a period exceeding five years following a participant's death).

          EXECUTIVE DEFERRED COMPENSATION PLAN.

          The Company's Deferred Compensation Plan (the "Plan") was adopted by the Compensation Committee of the Board of Directors on August 7, 1990 and became effective January 1, 1991. Under the terms of the Plan, the Company contributes to the Plan eight percent of the compensation paid to the officers of the Company during the prior calendar year. Under the Plan, the Company maintains split dollar life insurance policies on the lives of participants. The officer is the owner of such policies and the Company is responsible for payment of premiums. The premiums are recoverable by the Company and will be paid to each participant as deferred compensation following termination of employment. The earnings under the policies and death proceeds of policies will be paid to the participant or to a designated beneficiary. Participants of this Plan are not eligible for matching contributions under the Retirement Plan.

          STOCK OPTION PLANS.

          The Company's Amended and Combined Incentive and Nonstatutory Stock Option Plan (the "Option Plan") was adopted by the Board of Directors in April 1991 and approved by the Shareholders of the Company in August 1991. The Option Plan provides for the grant of options ("Options") to purchase shares of Common Stock which may be either incentive stock options ( "Incentive Stock Options") as that term is defined in the Code or nonstatutory stock options ("Nonstatutory Options") . Options under the Option Plan are granted by the Compensation Committee. The maximum number of shares of Common Stock available for issuance upon exercise of Options under the Option Plan is 1,500,000. Directors, managers, key employees and others who hold positions of significant responsibility or whose performance or potential contribution, in the judgment of the Committee, would benefit the Company, are eligible to receive Options under the Option Plan.

          The Committee has complete authority to determine the persons to whom and the time or times at which grants of Options will be made, whether such Options will be Incentive Stock Options or Nonstatutory Options, the exercise price, term, restrictions on exercise and transferability and vesting schedules, all of which are set forth in a Stock Option Agreement. In no event, however, shall (i) the exercise price of an Incentive Stock Option be less than the fair market value of a share of Common Stock on the date of grant, or (ii) an Option be exercisable after the expiration of ten years from the date of grant, and no Option shall be exercisable before six months have lapsed from the date of grant (except in the case of death or disability). In considering the grant of Options to executive officers, the Committee takes into consideration such factors as the projected value of the Company's Common Stock in the future based on the Company obtaining its performance goals, the executive officers' current salary and the overall performance of the Company. The Committee attempts to award Options in an amount that will provide executive officers with Options that will have a value in the future equal to a targeted percentage of the officers' base salary if the Company's performance goals are met during the vesting period.

          STOCK PURCHASE PLAN.

          The Company's executive officers are also eligible to participate in the Company's 1995 Employee Stock Purchase Plan. See Proposal No. 3 for a description of the material terms of the Company's 1995 Employee Stock Purchase Plan.

          CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 1995.

          Using the process and criteria discussed above, effective July 1, 1994 the Compensation Committee recommended and the Board adopted Jerry C. Atkin's base salary of $190,000 and set the range for his annual bonus award at $48,000 to $191,000. After the end of fiscal 1995, the Compensation Committee awarded Mr. Atkin a $127,000 bonus based on the Company's return on equity and his performance during the year. During fiscal 1995, the Compensation Committee also awarded 25,000 Options to Mr. Atkin based on the criteria described above.

                             COMPENSATION COMMITTEE

                                 J. Ralph Atkin
                                 Brent V. Atkin
                              Steven F. Udvar-Hazy
                                W. Martin Braham

                                PERFORMANCE GRAPH

          Set forth below is a graph comparing the five year-cumulative shareholder return on SkyWest's Common Stock against the five year-cumulative total return on the CRSP Index for NASDAQ Stock Market (US Companies) and the CRSP Index for NASDAQ Stocks (SIC 4510-4519) (an index composed of NASDAQ companies engaged in air transportation, which includes regional airlines whose stocks trade on NASDAQ) for the periods indicated. The graph assumes an initial investment of $100.00 with dividends reinvested over the periods indicated.

                Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                                 SkyWest, Inc.

                               [GRAPHIC OMITTED]

 SYMBOL        INDEX DESCRIPTION        03/30/90    03/28/91     03/31/92    03/31/93     03/31/94    03/31/95
- --------------------------------------------------------------------------------------------------------------
______     SkyWest, Inc.                 100.0         93.8       158.7        376.2       744.2       322.8

           CRSP Index for
           NASDAQ Stock Market
- - - - -    (US Companies)                100.0        114.2       145.6        167.3       180.6       200.8

           CRSP Index for
           NASDAQ Stocks (SIC
 ........   4510-4519)                    100.0        109.8       145.2        241.0       226.1       236.4


Notes:

A. The lines represent yearly index levels derived from compounded daily returns that include all dividends.

B. If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

C.   The index level for all series was set to 100.0 on 03/30/90.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         The Company and Delta operate under a joint marketing and code sharing agreement under which the Company uses the Delta two letter designator code (DL) in displaying its schedules on all flights in the automated airline reservation systems used throughout the industry.

         As of March 31, 1995, Delta owned 1,553,899 shares of Common Stock which represented 15.0% of the outstanding Common Stock of the Company. The Company leases various terminal facilities from Delta and Delta provides certain services to the Company, including advertising, reservation and ground handling services. Expenses paid to Delta under these agreements were approximately $3,309,000, $3,493,000 and $5,024,000 during the years ended March 31, 1993,
1994 and 1995, respectively.

         The Company had net receivables from Delta totaling approximately $2,810,000 and $941,000 as of March 31, 1994 and 1995, respectively.

DISCLOSURE OF DELINQUENT FILINGS

         Lee C. Atkin, a director of the Company, filed one late report on Form 4 during fiscal 1995, relating to a single transaction.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of May 20, 1995, information with respect to the Company's Common Stock owned beneficially by each director or nominee for director, by the Named Executive Officers, by all officers and directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

                                                                              AMOUNT AND NATURE OF         PERCENTAGE
               NAME AND ADDRESS OF BENEFICIAL OWNERS                          BENEFICIAL OWNERSHIP         OF CLASS(1)
- -------------------------------------------------------------------           --------------------         -----------
Delta Air Lines Holdings, Inc.
   Hartsfield Atlanta International Airport
   Atlanta, Georgia  30320 ........................................                1,553,899                   15.0%
Sidney J. Atkin(2) ................................................                  510,141(4)                 4.9
Jerry C. Atkin(2) .................................................                  496,524(5)                 4.8
Mervyn K. Cox(2) ..................................................                  290,000                    2.8
Dell C. Stout(2) ..................................................                  150,083(6)                 1.4
Lee C. Atkin(2) ...................................................                  135,002                    1.3
Brent V. Atkin(2) .................................................                   47,420(7)                  *
J. Ralph Atkin(2) .................................................                    6,562(8)                  *
Steven F. Udvar-Hazy(2) ...........................................                      150                     *
Ian M. Cumming(2) .................................................                        0                     *
W. Martin Braham(2) ...............................................                        0(9)                  *
Hyrum W. Smith(3) .................................................                        0                     *
Henry J. Eyring(3) ................................................                        0                     *
Ron B. Reber ......................................................                    7,513(10)                 *
Bradford R. Rich ..................................................                    9,110(11)                 *
Clifford N. Langness ..............................................                   29,000                     *
All Officers and Directors, as a group (13 persons)(12) ...........                1,681,505                   16.2

- ----------------------
* Less than 1%.

(1)  Based on total outstanding shares of 10,322,132 as of June 22, 1995.

(2)  Director.

(3)  Nominee for Director.

(4) Includes 307,500 shares held by a family limited partnership of which Mr. Atkin and his wife are the general partners, and 187,790 shares held by Mr. Atkin as trustee of a trust for the benefit of his family.

(5) Includes 206,950 shares held separately by Carolyn J. Atkin, his wife, and 39,750 shares issuable upon exercise of options.

(6) Includes 60,000 shares held as trustee for the Boyd C. Stout Family Living Trust.

(7)  All shares are held jointly with Nanette Atkin, his wife.

(8) All shares are held by a family limited partnership of which Cheri Atkin, the wife of J. Ralph Atkin, is the general partner.

(9) Does not include 1,553,899 shares held by Delta Air Lines Holdings, Inc. as to which beneficial ownership is disclaimed by W. Martin Braham.

(10) Includes 7,500 shares issuable upon exercise of options.

(11) Includes 7,500 shares issuable upon exercise of options.

(12) Includes 54,750 shares issuable upon exercise of options.

                      PROPOSAL NO.2 --APPROVAL OF SKYWEST'S
                      ALLSHARE INCENTIVE STOCK OPTION PLAN

GENERAL

         SkyWest's AllShare Incentive Stock Option Plan (the "Incentive Plan") was adopted by the Board of Directors on November 8, 1994, subject to shareholder approval. The following description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan.

DESCRIPTION OF THE INCENTIVE PLAN

         PURPOSE. The purpose of the Incentive Plan is to provide a means whereby employees of the Company or its subsidiaries can each enlarge his or her proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of the employees for the successful conduct of the Company's business. The Incentive Plan is also intended to create common interests between employees and the shareholders of the Company and to assist the Company in attracting, retaining and motivating employees.

         ADMINISTRATION. The Incentive Plan is administered by a committee (the "Committee") of the Board of Directors consisting of not less than three directors. The Committee shall construe and interpret the Incentive Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the Incentive Plan and make such determinations and take such other action in connection with the Incentive Plan as it deems necessary and advisable. The Committee shall determine the individuals to whom and the time or times at which options shall be granted, the number of shares to be subject to each option and the applicable exercise price for all options granted under the Incentive Plan.

         DURATION OF THE INCENTIVE PLAN. The Incentive Plan became effective on November 8, 1994, subject to shareholder approval, and will remain in effect until terminated by the Board of Directors; provided, however, that no options shall be granted under the Incentive Plan after November 7, 2004.

         SHARES SUBJECT TO THE INCENTIVE PLAN. The Incentive Plan provides for the issuance of incentive stock options ("Incentive Options") as that term is defined in Section 422 of the Code and nonqualified stock options which are not governed by the provisions of Section 422 of the Code ("Nonqualified Options") for shares of the Company's Common Stock (the Incentive Options and the Nonqualified Options are referred to collectively as the "Options"). The Incentive Plan currently provides that the maximum aggregate number of shares of Common Stock that may be delivered upon exercise of Options granted under the Incentive Plan is 500,000 shares (subject to adjustment as provided below). If any Option granted under the Incentive Plan expires or terminates for any reason without having been exercised in full, the unpurchased shares with respect to that Option shall again be available for other Options to be granted under the Incentive Plan unless the Incentive Plan shall have been terminated. Any Common Stock issued pursuant to the Incentive Plan may be authorized but unissued shares or treasury shares.

         In the event of any dividend on the Common Stock payable in shares, or in the case of any subdivision or combination of the outstanding Common Stock, the aggregate number of shares of Common Stock to be delivered upon the exercise of all Options granted under the Incentive Plan, and the maximum number of shares issuable under the Incentive Plan, shall be increased or decreased proportionately.

         ELIGIBILITY. Options may be granted only to employees of the Company and its subsidiaries that the Committee, in its sole discretion, shall determine to be eligible for participation in the Incentive Plan. Directors of the Company who are not employees of the Company and employees of the Company who are subject to Section 16 of the Securities Exchange Act of 1934 are not eligible to receive Options under the Incentive Plan. Accordingly, none of the Company's directors or executive officers, including the Named Executive Officers, is eligible to participate in the Incentive Plan. In addition, no employee may be granted Options in the aggregate which will result in that employee receiving more than 10% of the maximum number of shares available for issuance under the Incentive Plan. Approximately 1,900 employees are currently eligible to participate in the Incentive Plan.

         OPTIONS. The Committee, in its sole discretion, may grant both Incentive Options and Nonqualified Options from time to time. The Committee has complete authority, subject to the terms of the Incentive Plan, to determine the persons to whom and the time or times at which grants of Options will be made. The exercise price of an Option granted under the Incentive Plan shall not be less than the fair market value of the shares on the date of the grant of the Option, which shall be the closing sale price for a share of Common Stock of the Company as reported on the NASDAQ Stock Market/National Market System, on such date. The closing sale price of the Common Stock was $21.25 per share on June 22, 1995. The purchase price for the Options must be paid in full at the time of exercise in a manner acceptable to the Committee. The Committee, in its sole discretion, shall determine the time or times when each Option vests, becomes exercisable and terminates. The term of an Option, however, may not be more than ten years from the date of grant. The optionee shall also be required to pay the amount of tax to be withheld at the time of exercise.

         The Committee granted a total of 120,000 Options to all eligible employees of the Company and its subsidiaries on February 7, 1995. Each of the Options becomes fully exercisable on July 1, 1997 and expires on June 30, 2000, and has an exercise price of $13.75. The Committee has determined that all full-time management and administrative employees and all full-time and part-time hourly employees (including flight crew members) of the Company or its subsidiaries who are employed in such capacity by the Company or its subsidiaries on the date of the grant of Options are eligible to receive a grant of Options. The number of Options granted to each employee is equal to that percentage of the total number of Options granted determined by dividing the employee's earnings by the sum of all eligible employees' earnings.

         TERMINATION OF EMPLOYMENT/MISCONDUCT. Upon the termination of the optionee's employment for any reason whatsoever, including retirement, the Options will terminate as to all shares covered by Options which have not become exercisable as of the date of such termination and shall terminate as to all shares covered by Options which have not been exercised within three months of the date of such termination. Options shall be exercisable, however, by the optionee or the estate of a deceased optionee for a period of six months after the optionee's disability or death. If an optionee engages in any type of misconduct as enumerated in the Incentive Plan, including unauthorized disclosure of confidential information or trade secrets, breach of any contract or any unlawful trading in the securities of the Company, the optionee shall forfeit all rights to any outstanding Options except as otherwise determined by the Committee.

         BUY OUT OF OPTION GAINS. At any time after an Option becomes exercisable, the Committee shall have the right to elect in its sole discretion, without the consent of the holder of the Option, to cancel such Option and pay to the optionee the excess of the fair market value of the shares covered by such Option over the exercise price of such Option at the date the Committee provides written notice of the intention to exercise such right. Buy out payments may be made in cash, in shares of Common Stock, or both. Payments of any such buy out amounts shall be made net of any applicable federal, state and local withholding taxes.

         AMENDMENT OF PLAN. Under the terms of the Incentive Plan, the Board of Directors may amend the Incentive Plan at any time without shareholder approval. The Board of Directors, however, shall not make any change in the Options which would impair the rights of an optionee with respect to outstanding Options except as otherwise expressly provided by the Incentive Plan.

         GENERAL PROVISIONS. Neither the Incentive Plan nor the grant of any Option thereunder shall be deemed to give any individual the right to remain employed by the Company or any of its subsidiaries or to alter his or her status as an at-will employee of the Company. Recipients of Options shall have no obligation to exercise such Options. No employee shall have any claim or right to be granted an Option under the Incentive Plan, and a grant of an Option shall not give the employee any right to receive any other grant under the Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The following tax discussion is a brief summary of federal income tax law applicable to the Incentive Plan. The discussion is intended solely for general information and omits certain information which does not apply generally to all participants in the Incentive Plan.

         INITIAL GRANT OF OPTIONS. A recipient of Options, whether Nonqualified Options or Incentive Options, incurs no income tax liability, and the Company obtains no deduction, from the grant of Options.

         INCENTIVE OPTIONS. The holder of an Incentive Option will not be subject to federal income tax upon the exercise of the Incentive Option, and the Company will not be entitled to a tax deduction by reason of such exercise, provided that the holder is still employed by the Company (or terminated employment no longer than three months before the exercise date). Additional exceptions to this exercise timing requirement apply upon the death or disability of the optionee. A sale of the shares of Common Stock received upon the exercise of an Incentive Option which occurs both more than one year after the exercise of the Incentive Option and more than two years after the grant of the Incentive Option will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price for such shares. Generally, upon a sale or disposition of the shares prior to the foregoing holding requirements (referred to as a "disqualifying disposition"), the optionee will recognize ordinary compensation income, and the Company will receive a corresponding deduction, equal to the lesser of (i) the excess of the fair market value of the shares on the date of transfer to the optionee over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price.

         The excess of the fair market value of the shares of Common Stock at the time of the exercise of an Incentive Option over the option price will increase the optionee's alternative minimum taxable income subject to the alternative minimum tax, unless a subsequent disqualifying disposition occurs in the same taxable year of the optionee in which the Common Stock was purchased.

         NONQUALIFIED OPTIONS. Upon the exercise of a Nonqualified Option, the amount by which the fair market value of the shares of Common Stock on the date of exercise exceeds the exercise price will be taxed to the optionee as ordinary compensation income. The Company will generally be entitled to a deduction in the same amount, provided it satisfies certain requirements relating to the terms of the Option and makes all required wage withholdings on the compensation element attributable to the exercise. In general, the optionee's tax basis in the shares acquired by exercising a Nonqualified Option is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the optionee will realize capital gain or loss in an amount equal to the difference between his or her basis in the shares and the sale price.

         BUY OUT PAYMENT. Upon receipt of any buy out payments, a participant under the Incentive Plan will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received, and generally the Company will be entitled to a corresponding deduction. In the event the participant receives shares of Common Stock, any shares so acquired will have a tax basis equal to their fair market value on the date of such payment, and the holding period of the shares will commence on the day following that date. Upon a subsequent sale of such shares, the participant will recognize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than twelve months before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

VALUE OF BENEFITS

         The Company is unable to determine the amount of benefits that may be received by participants under the Incentive Plan because the amount, pricing and timing of awards under the Incentive Plan are subject to the discretion of the Committee and may vary, the value of the Options is dependent on the future price of the Company's Common Stock, and the employee does not have an obligation to exercise any Options.

         THE BOARD OF DIRECTORS BELIEVES THE INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY, AND THEREFORE, UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE INCENTIVE PLAN.

                 PROPOSAL NO. 3 -- APPROVAL OF THE SKYWEST, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

         On November 8, 1994, the Board of Directors adopted the SkyWest, Inc. 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan became effective upon approval by the Board of Directors, subject to shareholder approval. The following description of the Stock Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the full text thereof.

DESCRIPTION OF THE STOCK PURCHASE PLAN

         PURPOSE. The purpose of the Stock Purchase Plan is to provide a method whereby employees of the Company and certain of its subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company believes that the Stock Purchase Plan is important because it provides incentives to present and future employees of the Company and its subsidiaries by allowing them to share in the growth of the Company.

         The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. A maximum of 500,000 shares (subject to certain anti-dilution provisions) of Common Stock are available for issuance under the Stock Purchase Plan.

         ADMINISTRATION. The Stock Purchase Plan is administered by a committee (the "Committee") of the Board of Directors consisting of no fewer than three members of the Board of Directors. Each member of the Committee must qualify as a "disinterested person" with respect to the Stock Purchase Plan as defined in Rule 16b-3 promulgated pursuant to the Exchange Act. The Committee is presently composed of the Compensation Committee of the Board of Directors. The Committee has the authority to interpret and construe all provisions of the Stock Purchase Plan and to make all decisions and determinations relating to the operation of the Stock Purchase Plan.

         DURATION. The Stock Purchase Plan became effective on November 8, 1994, subject to shareholder approval, and will remain in effect until June 30, 2000, unless terminated earlier by the Board of Directors. No termination of the Stock Purchase Plan may adversely affect the rights of any employee with respect to outstanding options under the Stock Purchase Plan without the consent of the employee.

         SHARES SUBJECT TO STOCK PURCHASE PLAN. The maximum number of shares of Common Stock which may be issued under the Stock Purchase Plan is currently 500,000 shares. In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, the maximum number of shares available for issuance under the Stock Purchase Plan shall be proportionately adjusted.

         ELIGIBILITY. Participation in the Stock Purchase Plan is limited to employees of the Company and its subsidiaries who have completed 90 days of employment with the Company. Employees who own five percent or more of the voting stock of the Company, however, may not participate in the Stock Purchase Plan. Approximately 1,970 employees are eligible to participate in the Stock Purchase Plan.

         OFFERINGS UNDER THE STOCK PURCHASE PLAN. The Stock Purchase Plan provides for a series of six-month offerings commencing on July 1 and January 1 of each calendar year during the term of the Stock Purchase Plan. The first six month offering shall commence on July 1, 1995 and the last six month offering shall commence on January 1, 2000.

         An eligible employee may elect to participate in an offering under the Stock Purchase Plan by authorizing the Company to make deductions from his or her pay on each payday during the time the employee is a participant in an offering at any rate between 2% and 15% of his or her base salary. On the commencement date of an offering, the Company will grant to each employee who elects to participate in an offering under the Stock Purchase Plan an option to purchase a maximum number of shares. The maximum number of shares is based on the amount of the employee's projected accumulated payroll deductions. No employee will be granted an option which permits him or her to purchase in excess of $25,000 of Common Stock per calendar year under all employee stock purchase plans.

         Options will be deemed to have been exercised automatically on the offering termination date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in an employee's account will purchase, but not in excess of the maximum number of shares for which an option has been granted to an employee.

         EXERCISE PRICE OF OPTIONS. The price per share to be paid by participants under the Stock Purchase Plan shall be the lesser of (i) 85% of the fair market value of the Common Stock on the applicable offering commencement date, or (ii) 85% of the fair market value of the Common Stock on the applicable offering termination date. The fair market value of the Common Stock shall be the closing sale price of the Common Stock on the NASDAQ Stock Market/National Market System on the applicable date or the nearest prior trading day, if the applicable date is not a trading day. The closing sale price of the Common Stock on June 22, 1995 was $21.25. The exercise price shall be payable only through payroll deductions from an employee's compensation except in certain circumstances involving a leave of absence.

         TERMINATION OF EMPLOYMENT. Upon the termination of a participant's employment for any reason during an offering, including retirement (but excluding death while in the employ of the Company or the continuation of a leave of absence), the payroll deductions credited to the participant's account shall be returned to the participant and shall not be used to purchase shares of Common Stock under the Stock Purchase Plan. In the event the participant's employment is terminated as a result of his or her death, his or her designated beneficiary shall have the right to elect to (i) withdraw all payroll deductions credited to the participant's account under the Stock Purchase Plan, or (ii) exercise the participant's option on the offering termination date for the purchase of the number of full shares which the participant's accumulated payroll deductions will purchase at the applicable exercise price.

         AMENDMENT AND TERMINATION. The Board of Directors may amend, suspend or terminate the Stock Purchase Plan or any portion thereof at any time; provided, however, that no amendment may be made without shareholder approval to the extent such amendment would (a) increase the maximum number of shares which may be issued under the Stock Purchase Plan, or (b) amend the requirements as to the class of employees eligible to participate in the Stock Purchase Plan or permit members of the Committee to participate in the Stock Purchase Plan.

         GENERAL PROVISIONS. No participant or his legal representatives, legatees or distributees will be deemed to be the holder of any shares of Common Stock subject to an offering until the option has been exercised and the purchase price for the shares has been paid. Neither payroll deductions credited to a participant's stock purchase account nor any rights with regard to the exercise of rights to receive shares of Common Stock under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant other than by will or the laws of descent and distribution. Options under the Stock Purchase Plan will be exercisable during a participant's lifetime only by him, his guardian or legal representative.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following tax discussion is a brief summary of federal income tax law applicable to the Stock Purchase Plan. The discussion is intended solely for general information and omits certain information which does not apply generally to all participants in the Stock Purchase Plan.

         GRANT OF OPTIONS. In the opinion of the Company, the Stock Purchase Plan qualifies as an "employee stock purchase plan" within the meaning of
Section 423 of the Code. As such, a recipient of options under the Stock Purchase Plan incurs no income tax liability, and the Company obtains no deduction, from the grant of the options. The payroll deductions, however, are made on an after-tax basis. Participants will not be entitled to deduct or exclude from income or social security taxes any part of the payroll deductions.

         EXERCISE OF OPTIONS. An employee will not be subject to federal income tax upon the exercise of an option granted under the Stock Purchase Plan, nor will the Company be entitled to a tax deduction by reason of such exercise, provided that the holder is still employed by the Company (or terminated employment no longer than three months before the exercise date). The employee will have a cost basis in the shares of Common Stock acquired upon such exercise equal to the option exercise price.

         DISPOSITION OF SHARES ACQUIRED UNDER STOCK PURCHASE PLAN. In order to defer taxation on the difference between the fair market value and exercise price of shares acquired upon exercise of an option, the employee must hold the shares during a holding period which runs through the later of one year after the option exercise date or two years after the date the option was granted. The only exceptions are for dispositions of shares upon death, as part of a tax-free exchange of shares in a corporate reorganization, into joint tenancy with right of survivorship with one other person, or the mere pledge or hypothecation of shares.

         If an employee disposes of stock acquired under the Stock Purchase Plan before expiration of the holding period in a manner not described above, such as by gift or ordinary sale of such shares, the employee must recognize as ordinary compensation income in the year of disposition the difference between the stock's fair market value and exercise price as of the date of exercise. This amount must be recognized as income even if it exceeds the fair market value of the shares as of the date of disposition or the amount of the sales proceeds received. The Company will be entitled to a corresponding compensation expense deduction.

         Disposition of shares after expiration of the required holding period will result in the recognition of gain or loss in the amount of the difference between the amount realized on the sale of the shares and the exercise price for such shares. Any loss on such a sale will be a long-term capital loss. Any gain on such a sale will be taxed as ordinary income up to the amount of the difference between the fair market value and the exercise price as of the date of exercise with any additional gain taxed as a long-term capital gain.

VALUE OF BENEFITS

         The Company is unable to determine the amount of benefits that may be received by participants under the Stock Purchase Plan as participation is discretionary with each employee.

         THE BOARD OF DIRECTORS BELIEVES THE STOCK PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY, AND THEREFORE, UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE STOCK PURCHASE PLAN.

                PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         Ratification of the appointment by the Board of Directors of the independent public accountants for the Company for the current fiscal year ending March 31, 1996 is to be voted upon at the Annual Meeting. The Board of Directors recommends shareholder ratification of the appointment of Arthur Andersen LLP, whose appointment has been approved, subject to shareholder approval, by the Board of Directors. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to answer any questions shareholders may have and will be given the opportunity to make a statement if they desire to do so.

         The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Arthur Andersen LLP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1996.

                                  OTHER MATTERS

OTHER BUSINESS

         The Board of Directors does not know of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If other matters should come before the Annual Meeting, however, the proxy holders will vote in accordance with their best judgment.

PROPOSALS OF SECURITY HOLDERS FOR 1996 ANNUAL MEETING

         Shareholders desiring to submit proposals for the Proxy Statement for the 1996 Annual Meeting will be required to submit them to the Company in writing on or before April 10, 1996. Any shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

ADDITIONAL INFORMATION

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 will be furnished without charge upon receipt of a written request. The exhibits to that Report will also be provided upon request and payment of copying charges. Requests should be directed to the Corporate Secretary, SkyWest, Inc., 444 South River Road, St. George, Utah 84790.

                                   APPENDIX A

PROXY                                                              SKYWEST, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jerry C. Atkin, Bradford R. Rich and Eric D. Christensen, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of SkyWest, Inc., a Utah corporation (the "Company"), held of record by the undersigned on June 30, 1995 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Skywest Corporate Offices, 444 South River Road, St. George, Utah 84790, on August 8, 1995, at 11:00 a.m., local time, or at any adjournment thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified.

/ / FOR all nominees listed below (except as marked to the contrary below)

/ / WITHHOLD AUTHORITY to vote for all nominees listed below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE
              A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

           JERRY C. ATKIN     J. RALPH ATKIN         SIDNEY J. ATKIN
           W. MARTIN BRAHAM   MERVYN K. COX          IAN M. CUMMING
           HENRY J. EYRING    STEVEN F. UDVAR-HAZY   HYRUM W. SMITH


2. PROPOSAL TO APPROVE THE SKYWEST ALLSHARE INCENTIVE STOCK OPTION PLAN.
        / / FOR            / / AGAINST            / / ABSTAIN

3. PROPOSAL TO APPROVE THE SKYWEST, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN.
       / / FOR            / / AGAINST            / / ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP, as the independent auditor of the Company.
      / / FOR            / / AGAINST            / / ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR THE PROPOSALS TO APPROVE THE ALLSHARE INCENTIVE STOCK OPTION PLAN AND THE 1995 EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY.

      Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

Dated:       , 1995       Signature:           Signature if held jointly:

Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                   APPENDIX B

                           ---------------------------

                                  SKYWEST, INC.

                           ---------------------------




                               SKYWEST'S ALLSHARE

                           INCENTIVE STOCK OPTION PLAN

SECTION 1. PURPOSE.

         This SkyWest AllShare Incentive Stock Option Plan (hereinafter referred to as the "Plan") is intended as a means whereby employees (hereinafter referred to as "Employee" or "Employees" and "Optionee" or "Optionees") of SkyWest, Inc. (hereinafter referred to as the "Company") or its subsidiaries (hereinafter referred to as the "Subsidiaries") can each enlarge his or her proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of the Employees for the successful conduct of the Company's business. The Plan is also intended to create common interests between the Employees and the other shareholders of the Company, and to assist the Company in attracting, retaining and motivating Employees.

SECTION 2.  ADMINISTRATION OF THE PLAN.

         The Board of Directors of the Company shall appoint a Stock Option Committee (hereinafter referred to as the "Committee") of not less than three
(3) directors to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. The Committee shall construe and interpret the Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the individuals to whom and the time or times at which Options shall be granted, the number of shares to be subject to each Option, the Option price and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be final, binding and conclusive on all interested parties, including the Company, its subsidiaries and all former, present and future Employees of the Company or its Subsidiaries.

         Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

SECTION 3.  MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN.

         Subject to any adjustment as provided in the Plan, the shares to be offered under the Plan may be, in whole or in part, authorized but unissued Common Shares of the Company, or issued Common

Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 500,000 plus the amount of any additional Common Shares which may result from any share distributions effected after the approval of this Plan by the Board of Directors of the Company. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares with respect thereto shall again be available for other Options to be granted under the Plan unless the Plan shall have been terminated.

SECTION  4.  SELECTION OF OPTIONEES.

         All those Employees of the Company or its Subsidiaries as shall be determined from time to time by the Committee shall be eligible to participate in the Plan, provided, however, that directors who are not Employees of the Company and Employees of the Company who are subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Company's securities, will not be eligible to receive Options under the Plan and, provided further, that no Employee may be granted Options in the aggregate which would result in that Employee receiving more than ten percent (10%) of the maximum number of shares available for issuance under the Plan. Except as provided herein, any person who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

SECTION 5.  OPTION PRICE.

         The purchase price for the shares covered by each Option granted shall be the fair market value of the shares on the date of the grant of the Option. Such fair market value shall be equal to the closing sale price for Common Shares of the Company as reported on The NASDAQ Stock Market, National Market System, on such date.

SECTION 6.  OPTION REQUIREMENTS.

         The Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced in writing in a form approved by the Committee and shall include the following terms and conditions:

               (a) Optionee. Each Option shall state the name of the Optionee.

               (b) Number of Shares. Each Option shall state the number of shares to which that Option pertains.

               (c) Purchase Price. Each Option shall state the Option price, which shall be not less than one hundred percent (100%) of the fair market value of the shares covered by such Option on the date of grant of such Option. See
Section 5, Option Price, and Section 27, date of grant.

               (d) Payment. The purchase price for the Options being exercised must be paid in full at the time of exercise in a manner acceptable to the Committee. In addition, in order to enable the Company to meet any applicable federal (including FICA), state and local withholding tax requirements, an Optionee shall also be required to pay the amount of tax to be withheld at the time of exercise. No Common shares will be delivered to any Optionee until all such amounts have been paid.

               (e) Length of Option. Each Option shall be granted for a period to be determined by the Committee but in no event to exceed more than ten (10) years. However, subject to Sections 9 and 10, each Option shall be exercisable only during such portion of its term as the Committee shall determine, and only if the Optionee is employed by the Company or a Subsidiary of the Company within three months of the time of such exercise.

SECTION 7.  METHOD OF OPTIONS.

         Each Option shall be exercised pursuant to the terms of such Option and pursuant to the terms of the plan by giving written notice to the Company at its principal place of business or other address designated by the Company, accompanied by a cash, check, shares or other property acceptable to the Committee, in payment of the Option price for the number of shares specified and paid for. From time to time the Committee may establish procedures relating to effecting such exercises. No fractional shares shall be issued as a result of exercising an Option. The Company shall make delivery of such shares as soon as possible; provided, however, that if any law or regulation requires the Company to take action with respect to the shares specified in such notice before issuance thereof, the date of delivery of such shares shall then be extended for the period necessary to take such action.

SECTION 8.  NON-TRANSFERABILITY OF OPTIONS.

        Except as set forth in Section 10, an Option is exercisable during an Optionee's lifetime only by the Optionee. The Options shall not be transferable except by will or the laws of descent and distribution, and shall terminate as provided in this Plan.

SECTION 9.  EARLIER TERMINATION OF OPTIONS.

         Upon the termination of the Optionee's employment for any reason whatsoever, including retirement, the Options will terminate as to all shares covered by Options which have not become exercisable as of the date of such termination and shall terminate as to all shares covered by Options which have not been exercised within three (3) months of the date of such termination. Notwithstanding the preceding sentence, however, Options shall be exercisable following the death or disability of the Optionee as set forth in Section 10.

SECTION 10.  EXERCISE UPON DEATH OR DISABILITY.

         In the event an Optionee dies while employed by the Company or a Subsidiary, the estate of the deceased Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of six
(6) months after the date of the Optionee's death, with exercise to be made as set forth in Section 7.

         In the event an Optionee becomes Disabled while employed by the Company or a Subsidiary, the Optionee (or, in the event the Optionee is incapacitated and unable to exercise Options, the Optionee's legal guardian or legal representative whom the Committee deems appropriate based on applicable facts and circumstances) shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of six (6) months after the date the Optionee becomes Disabled, with exercise to be made as set forth in
Section 7.

SECTION 11.  INCENTIVE OR NON-QUALIFIED OPTIONS.

         The Options granted under the Plan shall be designated by the Committee as incentive options as that term is defined in Section 422 of the Internal Revenue Code ("Incentive Options") or as non-qualified options, as the Committee, in its sole discretion, may determine.

SECTION 12.  INCENTIVE OPTIONS HOLDING PERIOD; DISQUALIFYING DISPOSITION.

         With respect to the Common Shares acquired upon exercise of Options designated as Incentive Options by the Committee, no sale of such shares can be made within two years from the date said Option was granted or within one year from the date said Option was exercised, whichever is greater. Any gain upon sale of shares acquired upon exercise of Incentive Options and sold before the expiration of the required period, a "Disqualifying Disposition," will be treated as ordinary income to the Optionee.

SECTION 13. EFFECT OF CHANGE IN COMMON SHARES SUBJECT TO THE PLAN.

         In the event any dividend upon the Common Shares payable in shares is declared by the Company, or in case of any subdivision or combination of the outstanding Common Shares, the aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon the exercise of the Option, and the maximum number of Common Shares issuable under the Plan shall also be increased or decreased proportionately. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or capital stock of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to reflect accurately the terms of the Option as to the number and kind of shares deliverable upon subsequent exercising of the Option and in the Option prices under the Option.

SECTION 14. LISTING AND REGISTRATION OF COMMON SHARES; COMPLIANCE WITH
            APPLICABLE LAWS.

         If at any time the Committee shall determine that listing, registration or qualification of the Common Shares covered by the Option upon any securities exchange or quotation system or under any state or federal law, or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of Common Shares under the Option, or, in the discretion of the Committee, the Option cannot be exercised in accordance with applicable law, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, approval or compliance shall have been effected or obtained free of any conditions not acceptable to the Committee. Any person exercising an Option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

SECTION 15.  NO OBLIGATION TO EXERCISE OPTION.

         The granting of a Option shall impose no obligation upon the Optionee to exercise such option.

SECTION 16.  MISCONDUCT.

         In the event that an Optionee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company or its Subsidiaries, or (ii) breached any contract with or violated any fiduciary obligation to the Company or its Subsidiaries including, without limitation, any act by Optionee of dishonesty or fraud which act is materially damaging or detrimental to the business or operations of the Company, or (iii) engaged in unlawful trading in the securities of the Company or its Subsidiaries or of another company based on information gained as a result of that Optionee's employment with the Company or its Subsidiaries, then that Optionee shall forfeit all rights to any unexercised Options granted under the Plan and all of that Optionee's outstanding Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.

SECTION 17.  BUY OUT OF OPTION GAINS.

         At any time after any Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and pay to the Optionee the excess of the fair market value of the Common Shares covered by such Option over the Option price of such Option at the date the Committee provides written notice (the "Buy Out Notice") of the intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in Common Shares or partly in cash, and partly in Common Shares, as the Committee deems advisable. To the extent payment is made in Common Shares, the number of shares shall be determined by dividing the amount of the payment to be made by the fair market value of a Common Share at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional Common Share in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable federal (including FICA), state and local withholding taxes. For the purposes of this Section 18, fair market value shall be equal to the closing sales price for Common Shares of the Company as reported on The NASDAQ Stock Market, National Market System, on the relevant date.

SECTION 18.  NO RIGHTS TO OPTIONS OR EMPLOYMENT.

         No Employee or other person shall have any claim or right to be granted an Option under the Plan. Having received an Option under the Plan shall not give an Employee any right to receive any other grant under the Plan. An Optionee shall have no rights to or interest in any Option except as set forth herein. Neither the Plan nor any action taken herein alters the status of Employee's employment as an at-will employee of the Company or shall be construed as giving any Employee any right to be retained in the employ of the Company or its Subsidiaries.

SECTION 19.  MERGER, CONSOLIDATION, ETC..

         In the event that the Company is a party to a plan or agreement for merger or consolidation or reclassification of its securities or the exchange of its securities for the securities of another person which has acquired the Company's assets or which is in control (as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended) of a person which has acquired the Company's assets, where the terms of such plan or agreement are binding upon all shareholders of the Company, except to the extent that dissenting shareholders may be entitled to relief under Part 13 of the Utah Revised Business Corporation Act, then Options granted and outstanding pursuant to the Plan, notwithstanding the date of exercise fixed in the grant of such Options, shall become immediately exercisable and each Optionee shall be entitled to receive, upon payment of the amount required for exercise of each Option, securities or cash consideration, or both, equal to those the Optionee would have been entitled to receive under such plan or agreement if the Optionee had already exercised such Option. Each outstanding Option shall also be subject to the agreement governing any merger or consolidation, reclassification or exchange of securities which agreement may provide, without limitation, for the conversion of outstanding Options into options to acquire securities of the surviving corporation.

SECTION 20.  AMENDMENT OR TERMINATION.

         The Board of Directors may amend or terminate the Plan at any time, provided that the Board of Directors shall not (except as provided in Sections 9, 10 and 13 hereof) make any change in the Options which will impair the rights of the Optionee therein, without the consent of the Optionee. No option shall be granted hereunder after November 7, 2004.

SECTION 21.  OTHER ACTIONS.

         This Plan shall not restrict the authority of the Committee, the Board of Directors or of the Company or its Subsidiaries for proper corporate purposes to grant or assume stock options, other than under the Plan, to or with respect to any Employee or other person.

SECTION 22.  COSTS AND EXPENSES.

         Except as provided in Section 6(d) hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by the Company, and shall not be charged to any grant nor to any Employee receiving a grant.

SECTION 23.  PLAN UNFUNDED.

         The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

SECTION 24.  LAWS GOVERNING PLAN.

         This Plan shall be construed under and governed by the laws of the State of Utah.

SECTION 25.  CAPTIONS.

         The captions to the several sections hereof are not a part of this Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

SECTION 26.  EFFECTIVE DATE.

         The Plan shall become effective on the date it is approved by the Board of Directors of the Company, subject however, to approval by the shareholders of the Company within twelve (12) months of such date. Any Options granted prior to shareholder approval shall be expressly conditioned upon receiving such approval.

SECTION 27.  DEFINITIONS.

         Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meaning set forth below:

               (a) The "date of grant" or "grant date" of an Option shall be the date on which an Option is granted under the Plan.

               (b) "Option" means the right granted under the Plan to an Optionee to purchase a Common Share of the Company at a fixed price for a specified period of time.

               (c) "Option price" means the price at which a Common Share covered by an Option granted hereunder may be purchased.

               (d) With regard to any particular Employee, "Disabled" shall have the meaning set forth in the Company's long term disability program applicable to such Employee.

         ADOPTED as of the 8th day of November, 1994.

                                       BY THE BOARD OF DIRECTORS:

                                       /s/  ERIC CHRISTENSEN
                                       ------------------------------
                                       Secretary

                                   APPENDIX C

                           ---------------------------

                                  SKYWEST, INC.

                           ---------------------------




                                      1995

                          EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1.  THE PLAN

         SkyWest, Inc., a Utah corporation (the "Company"), hereby establishes the SkyWest, Inc. 1995 Employee Stock Purchase Plan (the "Plan"), to provide a method whereby employees of the Company and certain of its subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the no par value Common Stock of the Company (the "Common Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to meet all of the requirements of such a plan under Code section 423.

ARTICLE 2. DEFINITIONS

         2.1. Base Pay. "Base Pay" shall mean salary, wages or other regular rate of pay, including overtime, before reduction for contributions to plans maintained under Code section 401(k) and 125 (such as profit-sharing and cafeteria plans), but excluding bonuses, shift premiums, and other extraordinary forms of compensation.

         2.2. Committee. "Committee" shall mean the committee described in
Article 11.

         2.3. Employee. "Employee" shall mean any common-law employee of the Company.

         2.4. Subsidiary. "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" with respect to the Company as that term is defined in Code section 424. A Subsidiary's employees shall participate in the Plan, however, only if the Subsidiary is designated as a participating Subsidiary by the Committee. References in the Plan to employment by, or periods of employment with, the Company include employment by or with all such participating Subsidiaries, including during periods of employment prior to such participation.

ARTICLE 3.  ELIGIBILITY AND PARTICIPATION

         3.1. Initial Eligibility. Any Employee who has completed 90 days' employment by the Company and shall be employed by the Company on the applicable Offering Commencement Date shall be eligible to participate in such Offering. Whether or not an Employee participates in any Offering will not have any effect on eligibility in subsequent Offerings.

         3.2. Leave of Absence. For purposes of eligibility to participate in an Offering, a person on a leave of absence from the Company shall be deemed to be an Employee for the first 90 days of such leave of absence but such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time (as the case may be) employment prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's eligibility to participate in Offerings and the right to exercise any option previously granted.

         3.3. Restrictions on Participation. Notwithstanding any other Plan provision to the contrary, no Employee shall be granted an option to purchase Common Stock under the Plan:

              (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any employee); or

              (b) which permits the Employee's rights to purchase stock under all employee stock purchase plans of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is at any time outstanding.

         3.4. Commencement of Participation.

               (a) An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Employee Benefits Department of the Company during the month immediately preceding the applicable Offering Commencement Date for an Offering (as those terms are defined below) or at such other times or places as may be established from time to time by the Committee.

               (b) Payroll deductions for a participant shall commence with the first payday on or after the applicable Offering Commencement Date when an authorization for a payroll deduction becomes effective and shall end with the last payday on or before the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article 8.

ARTICLE 4.  OFFERINGS

         4.1. Offerings. The Plan will be implemented by five annual offerings of Common Stock (the "Offerings") beginning on the 1st day of July in each of the years 1995 through 1999, each Offering terminating on June 30 of the following year; provided, however, that each annual Offering may, in the discretion of the Committee exercised prior to the commencement thereof, be divided into two six-month

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



Offerings commencing, respectively, on July 1 and January 1 and terminating on December 31 and June 30, respectively. The maximum number of shares issued in the respective Offerings shall be:

               - From July 1, 1995 to June 30, 1996: 100,000 shares.

               - In each succeeding year (July 1 to June 30): 100,000 shares, plus unissued shares from the prior Offerings, whether offered or not.

If six-month Offerings are made, the maximum number of shares to be issued shall be one-half of the number of shares set forth for the annual period in which the six-month Offering falls (i.e. one-half of 100,000 shares plus one-half of the unissued shares from the prior Offerings), plus, if the Offering is a January Offering, unissued shares, whether offered or not, from the immediately preceding six-month Offering. As used in the Plan, "Offering Commencement Date" means the July 1 or January 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the December 31 or June 30, as the case may be, on which the particular Offering terminates.

ARTICLE 5.  PAYROLL DEDUCTIONS

         5.1. Amount of Deduction. At the time a participant files his authorization for payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time the Employee is a participant in an Offering at any rate designated by the Employee but not less than 2% and not more than 15% of the participant's Base Pay, in effect on the Offering Commencement Date of such Offering.

         5.2. Participant's Account. All payroll deductions made for a participant shall be credited to an account for the participant under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.4 hereof.

         5.3. Changes in Payroll Deductions. A participant may discontinue participation in the Plan as provided in Article 8, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of payroll deductions for that Offering.

         5.4. Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.2 hereof, (b) to discontinue contributions to the Plan but remain a participant in the Plan with respect to the amounts contributed prior to the cessation of contributions, or (c) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan on each payday to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan payroll deductions. The options in (b) and (c) above are subject, however, to the limitations on the period of leaves of absence set forth in Section 8.5.

ARTICLE 6.  GRANTING OF OPTIONS

         6.1. Number of Option Shares.

               (a) On the applicable Offering Commencement Date, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock equal to an amount determined as follows: an amount equal to (i) that percentage of the Employee's Base Pay which he has elected to have withheld multiplied by (ii) the Employee's projected Base Pay for the

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


applicable Offering Period, and (iii) divided by 85% of the market value of the Common Stock on the applicable Offering Commencement Date. The market value of the Common Stock shall be determined as provided in paragraph (a) of Section 6.2 below.

              (b) An Employee's projected Base Pay for an Offering Period shall be determined by multiplying, in the case of an annual Offering, his normal bi-weekly rate of Base Pay (as in effect on the last day prior to the Commencement Date of the Offering) by 26 or the hourly rate by 2,080 or, in the case of a six-month offering, by 13 or 1040, as the case may be; provided that, in the case of a part-time hourly employee, the Employee's projected Base Pay during the Offering Period shall be determined by multiplying such Employee's hourly rate by the number of regularly scheduled hours of work for such Employee during such Offering; and further provided that, in the case of Employees paid on the basis of flight hours, the flight hour rate shall be multiplied by 1,000 or, in the case of a six-month offering, by 500.

         6.2. Option Price. The option price of Common Stock purchased with payroll deductions made during each Offering for a participant therein shall be the lower of:

              (a) 85% of the closing sale price of the stock on the NASDAQ Stock Market/National Market System ("NASDAQ/NMS") on the applicable Offering Commencement Date (or on the nearest prior business day on which shares of Common Stock are traded on the NASDAQ/NMS if no shares of Common Stock are traded on the applicable Offering Commencement Date); or

              (b) 85% of the NASDAQ/NMS closing sale price of the stock on the NASDAQ/NMS on the applicable Offering Termination Date (or on the nearest prior business day on which shares of Common Stock are traded on the NASDAQ/NMS if no shares of Common Stock are traded on the applicable Offering Termination Date).

ARTICLE 7.  EXERCISE OF OPTION

         7.1. Automatic Exercise. Unless a participant gives written notice to the Company as hereinafter provided, his option to purchase Common Stock with payroll deductions made during any Offering Period will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the participant pursuant to Section 6.1), and any excess in his account at that time will be returned to the participant.

         7.2. Withdrawal of Account. By written notice to the Employee Benefits Department of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions credited to his account at such time.

         7.3. Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be held by the Company to be used in the next Offering, unless the participant requests in writing that such amount be returned.

         7.4. Transferability of Option. During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

         7.5. Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the shares of Common Stock purchased upon exercise of his option, subject to the restrictions on disposition described in Section 10.5


ARTICLE 8.  WITHDRAWAL

         8.1. In General. As indicated in Section 7.2, a participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Employee Benefits Department of the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering. The Company may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election, under Section 7.2, to withdraw such deductions.

         8.2. Effect on Subsequent Participant. A Participant's withdrawal from any Offering will not have any effect upon his eligibility to participant in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

         8.3. Termination of Employment. Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a absence for a period beyond 90 days), the payroll deductions credited to the participant's account will be returned to the participant, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 12.1.

         8.4. Termination of Employment Due to Death. Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section 12.1) shall have the right to elect, by written notice given to the Employee Benefits Department of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of ninety (90) days commencing with the date of the death of participant, either:

              (a) to withdraw all of the payroll deductions credited to the participant's account under the Plan, or

              (b) to exercise the participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of Common Stock with the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

If no such written notice of election shall be duly received by the Employee Benefits Department of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

         8.5. Leave of Absence. A Participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.4, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than ninety
(90) days and who, therefore, is not an Employee for the purpose of the Plan shall not be entitled to participant in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (1) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such participant's right to exercise previously granted options shall terminate on the earliest of such dates.

ARTICLE 9.   INTEREST

         9.1. Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant.

ARTICLE 10.  STOCK

         10.1. Maximum Shares. The maximum number of shares which may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4, shall be the number of shares set forth in
Article 5 (i.e., 100,000 shares in each annual Offering or 50,000 shares in each six-month Offering plus, in each Offering, all unissued shares from prior Offerings, whether offered or not) not to exceed 500,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article 6 exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro-rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant shall be returned to him as promptly as possible.

         10.2. Participant's Interest in Option Stock. A participant will have no interest in stock covered by Plan options until such options have been exercised.

         10.3. Registration of Stock. Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Employee Benefits Department of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship.

         10.4. Restrictions on Exercise. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

               (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

               (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

ARTICLE 11.  ADMINISTRATION

         11.1. Appointment of Committee. The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board of Directors, each of whom shall qualify as a "disinterested person" with respect to the Plan, as defined in SEC Regulation ss. 240.16b-3(c)(2)(k).

         11.2. Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to appoint custodians, accountants and other advisors, and to make all other determinations deemed necessary or advisable for administrating the Plan. The Committee's determination on the foregoing matters shall be conclusive.

         11.3. Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE 12. MISCELLANEOUS

         12.1. Designation of Beneficiary. A participant may file with the Employee Benefits Department of the Company, a written designation of a beneficiary who is to receive any stock and/or cash under the Plan upon the participant's death. Such beneficiary designation may be changed by the participant at any time by written notice to the Employee Benefits Department of the Company. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. Upon the death of a participant and in the absence of a validly designated surviving beneficiary, the Company shall deliver such stock and/or cash to the executor or administrator of the deceased participant's estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or to the spouse or to any one or more dependents of the deceased participant as the company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

         12.2. Transferability. Neither payroll deductions credited a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

         12.3. Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

         12.4. Adjustment Upon Changes in Capitalization.

               (a) If, while any options are outstanding, the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number of kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the option exercise price or prices applicable to such outstanding options. In additions, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article 4 hereof shall also be proportionately adjusted. No adjustments shall be made, however, for stock dividends. For purposes of this paragraph (a), any distribution of shares of shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

               (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.4 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

         12.5. Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (a) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.4); or (b) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Employee under such option.

         12.6. Effective Date. The Plan has been approved by the Board of Directors and adopted by the Company on November 8, 1994 effective as of such date, subject, however, to approval by the stockholders of the Company or at special or annual meeting of the stockholders held within 12 months after the Plan's adoption date. If the Plan is not so approved, the Plan shall not become effective. Offerings may commence, however, prior to stockholder approval, but no options may be exercised until after such approval.

         12.7. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an Employees' employment at any time.

         12.8. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each participant in the Plan, including, without limitation, such participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

ARTICLE 13.  EXECUTION

         To record the adoption of the Plan as set forth above, the Company has caused its duly authorized officer to execute this Plan document as of the 8th day of November, 1994.

                                       SKYWEST, INC.

                                       By:  /s/ Eric Christensen
                                          ---------------------------
                                          Its: Corporate Secretary